Exhibit 10.12

Contract No. DS202302RJ01

Technology Development Contract

Party A: Guangdong Yangshuo O&M Energy Technology Co., Ltd.

Address: Room 1330, No. 197 Shui Xi Road, Huangpu District, Guangzhou,China

Party B: 3e Network Technology Company Limited

Address: Room 701-702, Block A, Sun Yat-sen University Science Park, No. 135, Xingang West Road, Haizhu District, Guangzhou, China

In accordance with the provisions of the Civil Code of the People’s Republic of China and other relevant laws and regulations, on the basis of equality, voluntariness, and mutual consensus, both parties confirm that they are fully aware of and understand the substantive meaning of all the terms of this contract and their respective legal consequences. Based on this understanding, they enter into this contract regarding the matters of smart power station operation and maintenance services and energy management platform, for mutual compliance.

Article 1: Scope of Software Development

The scope of software development, constituent modules, functions of each module, specifications, versions, requirements description, and quotations, and other relevant information in this contract shall be based on the content listed in the attached annex.

Article 2: Software Development Timeline

(I) The software development timeline is approximately 4 months, starting from the date of signing this contract. This timeline includes activities such as requirement research, requirement analysis, architecture design, software development, testing, implementation and deployment, and training.

(II) Party B shall submit documents and materials in the development process that require Party A’s review and confirmation in advance. Upon receiving the initial drafts, Party A shall promptly respond in writing with review comments. If Party A provides modification suggestions, Party B shall make the necessary revisions promptly and resubmit them to Party A for review. If Party A fails to respond within 7 working days after receiving the initial drafts, it shall be deemed as Party A’s confirmation. Party A’s signature on various process documents and materials signifies the review of the applicability, necessity, usability, feasibility, etc., of the software development. Party A is not responsible for reviewing technical issues. If any technical issues or adjustments related to Party B’s design arise after Party A’s confirmation, Party B shall cooperate actively with the adjustments.

Article 3: Development Amount and Payment Method

(I) The total amount of this contract is *** RMB, including a 1% tax. This price includes development costs, testing, and training expenses and shall not be adjusted during the term of this contract.

(II) Party B’s bank account information:

Account Name: 3e Network Technology Company Limited

Bank: Industrial and Commercial Bank of China, Guangzhou Yanqiao Building Sub-branch

Account Number: [omitted]

Telephone: 020-38909042

Address: Room 701-702, Block A, Sun Yat-sen University Science Park, No. 135, Xingang West Road, Haizhu District, Guangzhou, China

If Party B’s bank account for receiving payments is different from the bank account information listed in the signature or other terms of this contract, the bank account information mentioned above shall prevail. If there are any changes to the bank account information mentioned above, Party B shall promptly notify Party A in writing before the due date of Party A’s payment, and both parties shall enter into a supplementary agreement. Party A has the right to refuse payments to third-party accounts that Party B requests, which do not correspond to the changed bank account information. If Party B fails to provide timely written notice to Party A of its correct bank information, Party B shall bear all losses or consequences arising from the failure to notify Party A of the correct bank information in a timely manner.

(III) Party A will make payments according to the following payment schedule. Party B must submit the required documentation as per the following schedule when applying for payment. If Party B fails to comply with the requirements of this section or submits documentation that does not meet the requirements, Party A’s payment schedule will be extended accordingly, and Party A will not bear responsibility for the delay.

Initial Payment: 10% of the total contract amount, i.e., *** RMB, to be paid within 15 working days after the signing of this contract.

Mid-term Payment: 15% of the total contract amount, i.e., *** RMB, to be paid within 15 working days after the completion of project development and system deployment, provided that Party A accepts the system platform and both parties sign an acceptance confirmation.

Final Payment: 75% of the total contract amount, i.e., *** RMB, to be paid within 15 working days after 120 days of the acceptance confirmation.

Article 4: Software Development and Management

(I) Throughout the project implementation process, on-site development is not mandatory. However, in cases such as the requirement research stage or delays in the progress of business modules, Party A and Party B may negotiate to determine whether on-site development by Party B is necessary. In the absence of special circumstances, Party B shall work within its capabilities as per Party A’s requirements.

(II) Based on the project’s progress, Party B shall regularly provide progress reports to Party A, including project progress, completed software development work and outcomes, any difficulties or obstacles encountered, suggested countermeasures, project changes, and any other information that Party A has the right to know as per the contract. In the event of significant issues or important changes, Party B shall report them in writing to Party A within 5 working days from the date of occurrence. Party B shall also respond within 5 working days to any inquiries from Party A related to the project at other times. If Party B violates the provisions of this clause, it shall bear the consequences, including project delays.

(III) Party B shall provide all necessary software for development and testing during the project period free of charge and deploy and test it when necessary.

(IV) The final design of the software services by both parties shall be based on the document “User Requirements Specification Product Prototype,” with other process documents serving as references for development.

(V) Disputes arising from changes in project requirements shall be resolved through consultation between Party A and Party B. Requirement changes refer to requirements that go beyond the scope of software development specified in Annex I. Party A shall make such requests in writing, and any additional costs resulting from these changes shall be mutually agreed upon by Party A and Party B.

Article 5: Rights and Obligations of Party A

(I) Party A has the right to demand that Party B complete software development within the specific development period stipulated in this contract and ensure its acceptance in accordance with the requirements outlined in Annex I.

(II) Within the boundaries of the software development scope defined in Annex I, Party A has the right to propose modifications to software functionality and development progress to Party B. Party B must respond and confirm within 5 working days after receiving Party A’s suggestions. Failure to respond within this timeframe shall be considered as Party B’s confirmation and agreement to implement the suggested changes.

(III) Party A must promptly and fully make payments to Party B in accordance with the terms outlined in Item (V) of Article 3 of this contract.

(IV) Party A shall provide Party B with relevant information related to software development in a timely manner and, to the best of its ability, facilitate Party B’s work conditions.

Article 6: Rights and Obligations of Party B

(I) Party B has the right to demand timely and full payment of the contract payment by Party A as specified in this contract.

(II) During the software development process, Party B has the right to request reasonable and necessary assistance from Party A, as well as necessary information. Party A’s provision of relevant information to assist Party B in completing software development under this contract is limited to Party B’s use for the purpose of this contract. Without written permission from Party A, Party B shall not use this information for purposes other than those defined in this contract. Party B’s obligation to maintain the confidentiality of this data or information shall not terminate with the termination of this contract, and it shall continue until the data or information is publicly disclosed by Party A. If Party B’s failure to maintain confidentiality results in the premature disclosure of Party A’s relevant data or information, Party B shall compensate Party A for the actual losses incurred.

(III) Party B fully understands and agrees that the scope of software development in Annex I is a framework-level description of Party A’s requirements for software development. Party B forms the scope of software development in Annex I based on Party A’s requirements and makes timely modifications and adjustments as required by Party A.

(IV) During the term of this contract, Party B shall obtain Party A’s trade secrets related to this project as needed for contract performance. These trade secrets are solely for the purpose of fulfilling Party B’s obligations under this contract. Party B shall not use, disseminate, or disclose these trade secrets without authorization. Otherwise, Party A has the right to pursue Party B for breach of contract and demand compensation for the actual losses incurred.

Article 7: Intellectual Property Rights and Right of Use

(I) Basic software under this contract refers to software products provided by Party B that already possess intellectual property rights (including, but not limited to, copyrights, trademarks, patents, and other intellectual property rights recognized by applicable laws, whether registered or not) or the right to use them. This includes development tools and application products. A secondary development system refers to a system developed by Party B based on existing software products to align with Party A’s goals.

(II) Party B guarantees that the software (including basic software and secondary developed software) used to complete the software development as agreed in this contract will not infringe upon the intellectual property rights of Party A or any third party. If Party A faces third-party claims of infringement or demands for compensation during use, Party B is responsible for negotiating with the third party to ensure it does not affect the purpose of this contract.

(III) If the software developed under this contract or any part of it is claimed by a third party to infringe upon their intellectual property rights or other legal rights, Party B agrees to defend any lawsuits or legal claims arising from this. Party B agrees to pay all damages determined by the relevant judgment or settlement. Party A agrees that, once faced with such litigation or claims, it will promptly notify Party B and provide reasonable assistance to Party B in handling the litigation or claims to ensure Party B obtains its rightful rights. Party A has the right to participate in the defense or settlement of such lawsuits or claims, and Party B is responsible for the associated costs.

If the software developed under this contract or any part of it is legally determined to infringe upon the legitimate rights of a third party, or if any use, distribution, or exercise of rights granted by Party B under the contract is deemed to be an infringement, with Party A’s written consent, Party B shall make reasonable efforts to replace the software with non-infringing software of equal or superior functionality or obtain the necessary licenses to allow Party A to continue enjoying the rights specified in this contract and achieving the contract’s objectives without being affected by related disputes.

If Party A is unable to use the software normally due to infringement or related disputes that remain unresolved for 30 days, Party B shall refund all contract payments received from Party A and compensate Party A for the resulting losses.

(IV) The ownership of intellectual property rights for the basic software used by Party B to develop this project remains with Party B, while Party A has the right to use the software, which is permanent and irrevocable. Without written permission from Party B, Party A shall not use this information for purposes other than the scope of this contract or for any other purposes. Party A’s obligation to maintain the confidentiality of this data or information shall not terminate with the cancellation or termination of this contract, and it shall continue until the data or information is publicly disclosed by Party B. If Party A’s failure to maintain confidentiality results in the premature disclosure of Party B’s relevant data or information, Party A shall compensate Party B for the actual losses incurred.

(V) The intellectual property rights of the software development results under this contract (including software products, documents, source code, data, and other materials) are jointly owned by both Party A and Party B. Party A has the right to use these development results without any restrictions or hindrances. If Party B imposes any restrictions or hindrances on Party A’s use of these development results, Party B shall be liable for the losses incurred by Party A as a result.

Article 8: Acceptance and Delivery of Software Results and Maintenance

(I) The software development project under this contract follows a separate acceptance and payment process. Party B must ensure that the overall business functions of the project are complete and can operate correctly.

(II) Before making the second progress payment for this project, Party A will conduct acceptance testing of the project’s milestone results. Party B must ensure that all business module functions are complete and operate correctly. After the completion of the project development, Party B will submit a written acceptance application to Party A after it has passed testing and been approved by a testing and acceptance team composed of Party A’s user department and technical department.

(III) Within 15 working days after receiving the acceptance application, Party A will organize acceptance testing in accordance with the acceptance criteria specified in Annex I for the software development scope. The determination of whether the acceptance is qualified will be based on Party A’s written notification. If the acceptance is not qualified, Party A must provide a full explanation of the reasons and give Party B a reasonable period for rectification, which Party B must complete until it passes acceptance. If Party A is unable to complete the acceptance organization work within 15 working days due to reasons on Party A’s side, it will be deemed as having passed acceptance according to the contractual standards.

(IV) Party B is required to complete testing and all necessary steps for acceptance as per the development schedule specified in Article 2 of this contract. If Party B fails to complete testing and acceptance within the development schedule specified in Article 2 of this contract due to reasons on Party B’s side, Party B must rectify the situation in a timely manner to meet the acceptance criteria as soon as possible.

(V) Upon mutual agreement, starting from the date of completion of system acceptance (specifically based on the date of Party A’s signing of the product acceptance approval), Party B will deliver the complete source code of the software development to Party A. Party B will also provide a 2-year period of free service and technical support (warranty period). During the warranty period, Party B will provide Party A with 7*12 hours of maintenance service (from 08:00 to 20:00). For simple problems related to usage, operation, or other non-fault issues that arise temporarily, Party A can contact Party B, and Party B must promptly propose solutions. For general faults that do not affect on-site business operations or can be handled through alternative means, Party B must resolve them within 24 hours. In the case of emergency faults that affect normal business operations and have no alternative solutions, Party B must resolve them within 3 hours and ensure that other components of the relevant system continue to function normally. If on-site assistance from Party B is required to address the above-mentioned faults, Party B must promptly arrive at the location after receiving notification from Party A. If any fault cannot be resolved on time, Party B must provide an explanation along with reasons and proposed solutions. The resolution time may be extended only after Party A’s confirmation.

If Party B is unable to resolve a fault within the specified time frame or if Party A does not accept Party B’s proposed extension of the resolution time, Party A may engage a third party to address the issue after notifying Party B in writing. The associated implementation costs will be deducted from the amounts payable to Party B, and Party B must make up any shortfall within the specified notification period.

(VII) Beyond the warranty period, Party A and Party B may negotiate and sign a separate maintenance contract as needed. The terms of such a contract will be discussed separately.

Article 9: Training

(I) Party B shall provide the necessary training program free of charge for the personnel actually used by Party A based on the actual needs of the project before the system is officially launched, with Party A’s agreement.

(II) Party B must assign experienced trainers and tutors to conduct the training and provide relevant teaching materials or training videos for online learning.

Article 10: Breach of Contract Liability

(I) If Party A fails to make payments to Party B as per the contract, Party A shall pay Party B a penalty of 2‰ of the unpaid amount for each day of delay. If the delay exceeds 10 days, Party B has the right to unilaterally terminate or dissolve the contract without bearing breach of contract liability. Party A shall still pay for the work results already delivered by Party B. If Party B requests to continue performing the contract, Party A must pay the penalty as mentioned above first. Party A shall also make payments to Party B according to the contract. The date of Party B’s contract performance will be extended accordingly from the date Party B receives the penalty. However, the total penalty for late payment shall not exceed 30% of the total contract amount.

(II) If Party B terminates the contract due to Party A’s fault, Party A shall pay Party B based on the price of the delivered and completed software. After Party A makes the payment, Party B shall deliver the paid software to Party A. If Party A wishes to use the accepted software in the future, it shall continue to use it according to the terms of this contract and pay Party B a penalty of 20% of the total contract amount.

(III) If Party B fails to complete the project acceptance and delivery on time for reasons not attributable to Party A, Party B shall pay a penalty of 2‰ of the total contract price to Party A for each day of delay. However, the total penalty for late acceptance and delivery shall not exceed 30% of the total contract amount.

If Party A agrees in writing, Party B may be granted a grace period of 30 natural days, during which the calculation of the penalty payable by Party B shall be suspended. The deadline for Party B to pay the penalty to Party A shall start from the expiration of the grace period (excluding the grace period), and Party B shall pay a penalty of 2‰ of the total contract amount to Party A for each day.

If the delay exceeds 50 days (excluding the grace period), Party A has the right to unilaterally terminate or dissolve the contract. The penalty already paid by Party B will not be refunded, and Party B must refund all the contract payments received.

(IV) If the software delivered by Party B or its operation results do not meet the contract requirements during the testing period and cannot be improved through modifications, Party A has the right to terminate or dissolve the contract. In such a case, Party B shall refund all the contract payments received and pay a penalty of 20% of the total contract amount to Party A.

(V) The software system delivered by Party B should not contain any software that can automatically terminate or disrupt the system’s operation. If such software is found, Party B must repair it within 10 working days. If this causes losses to Party A, Party B must compensate Party A for the actual losses. If Party B cannot repair the issue within 10 working days, Party A has the right to terminate or dissolve the contract. In this case, Party B shall refund all the contract payments received and pay a penalty of 20% of the total contract amount to Party A.

(VI) Party B is not allowed to subcontract the project covered by this contract to a third party without prior authorization. If Party B does so, it shall pay a penalty of 20% of the total contract amount to Party A, and Party B shall still fulfill all obligations under this contract. Party A may also choose to terminate or dissolve the contract and request Party B to refund all the contract payments received.

(VII) Without the written consent of either party, if one party discloses the commercial information or data of the other party obtained during the performance of this contract to a third party or uses it for other projects, it shall compensate the other party for all losses incurred and pay a penalty of 20% of the total contract amount to the other party.

(VIII) Except as otherwise specified in this contract, if either party violates any provision in the guarantee section of Article 11, the non-breaching party has the right to unilaterally terminate or dissolve the contract. The breaching party shall pay the contract amount to the non-breaching party in accordance with the current situation and a penalty of 20% of the total contract amount.

(IX) During the maintenance period, if Party B is unable to resolve faults within the specified time on three occasions within six months without Party A’s consent, Party B shall pay a penalty of ¥10,000 to Party A and continue to provide maintenance services.

(X) The penalties agreed upon by Party B in this contract can be deducted from Party A’s outstanding payments. If Party B is liable for penalties and pays them to Party A as per this contract, and the penalties are insufficient to cover Party A’s actual losses, Party B must compensate Party A for the remaining amount.

(XI) Party A and Party B shall not unilaterally terminate the contract without justifiable reasons. Otherwise, the party in breach shall compensate the other party for all losses suffered and pay a penalty of 20% of the total contract amount to the non-breaching party.

Article 11: Warranty and Disclaimer

(I) Party A’s Guarantees

1．Party A has full legal capacity to enter into this contract. Party A is a legally established enterprise in accordance with Chinese laws, operating lawfully, and possessing a good reputation. Party A has the legal capacity to sign and fulfill the obligations under this contract.

2．Conflict of Interests: The signing and performance of this contract or any documents related to this contract by Party A will not:

(1) Conflict with Party A’s articles of incorporation or other applicable laws, regulations, or judgments.

(2) Conflict with or result in any breaches of obligations in any legal documents signed by Party A with third parties, such as guarantee agreements, commitments, contracts, or constrain Party A’s rights.

(II) Party B’s Guarantees

1．Legal Entity Status: Party B is a legally established company in accordance with Chinese laws, operating lawfully, and possessing a good reputation. Party B has full legal capacity and the ability to sign and fulfill the obligations under this contract.

2．Conflict of Interests: The signing and performance of this contract or any documents related to this contract by Party B will not:

(1) Conflict with Party B’s corporate bylaws or other applicable laws, regulations, or judgments.

(2) Conflict with or result in any breaches of obligations in any legal documents signed by Party B with third parties, such as guarantee agreements, commitments, contracts, or constrain Party B’s rights.

3．Party B warrants that the performance of its obligations under this contract and the granting of licensing rights to Party A are not subject to any constraints or limitations imposed by any third party, and Party B has not assumed any binding or restrictive obligations.

4．The software developed and any other software used during the development process by Party B comply with the provisions of this contract regarding intellectual property rights.

5．Legitimate Software: The software developed by Party B complies with national regulations related to software products and software standards and specifications.

6．If the software delivered by Party B and licensed for use by Party A requires registration, filing, approval, or licensing by relevant government departments, Party B shall ensure that the provided software has completed these procedures, and any associated costs shall be borne by Party B.

Article 12: Force Majeure

If one party encounters a force majeure event, they should promptly notify the other party and provide written evidence within 14 working days from the date of the event’s occurrence. If the impact of the force majeure event continues for more than 30 natural days, both parties should engage in friendly negotiations to reach a supplementary agreement regarding further contract performance or termination within a reasonable period of time. If the force majeure event prevents either party from achieving the contract’s objectives in a timely manner or may result in losses, either party has the right to unilaterally terminate the contract without incurring any liability.

Under this contract, force majeure refers to objective circumstances during the contract’s performance that are unforeseeable, unavoidable, and insurmountable, such as natural disasters, major epidemics, wars, strikes, or other events. Additionally, the contract considers government-issued guiding opinions, administrative orders, decisions, and other relevant documents that prevent the contract’s fulfillment as a form of force majeure.

Article 13: Dispute Resolution

Any disputes arising during the performance of this contract should first be resolved through friendly negotiations. If a dispute remains unresolved after 30 days, either party may file a lawsuit with the People’s Court in the jurisdiction where Party A is located.

Article 14: Miscellaneous

(I) The term “losses” for Party A or any third party under this contract includes but is not limited to actual losses and costs incurred for investigation, legal representation, preservation, appraisal, evaluation, litigation, etc.

(II) “Party B’s incapability” under this contract is defined as one of the following situations:

1．Failure to submit a plan or failure to resolve a software malfunction within three working days from the date when the development results of a specific functional module should be submitted or within ten working days beyond Party A’s specified period.

2．Even after three modifications or improvements, the development results of functional modules submitted by Party B or the resolution of software malfunctions still do not meet Party A’s requirements.

3．Other situations where Party A has sufficient evidence to demonstrate that Party B cannot submit the software development results or resolve software malfunctions as agreed in the contract.

(III) Unless otherwise specified, “days” and “months” in this contract refer to natural days and calendar months, respectively. “Natural month” refers to the period from the first day of a month to the last day of that calendar month.

(IV) All notices, documents, and information exchanged between Party A and Party B for the performance of this contract shall be considered delivered to the addresses, fax numbers, and email addresses specified in this contract. If there are any changes to these contact details, a written notification must be provided. Direct delivery shall be deemed effective upon delivery, fax delivery upon fax transmission, postal delivery (EMS) upon the second day of dispatch, and email delivery upon successful delivery to the recipient’s server.

(V) The headings of the clauses in this contract are provided for convenience and shall not affect or limit the interpretation of the contract’s contents.

(VI) The following documents are considered part of this contract, supplementing and interpreting each other. In case of any conflict among the documents, the order listed below shall prevail, with the later document taking precedence:

1．Supplementary contracts (agreements) or amendment documents signed by both Party A and Party B during the contract’s performance.

2．This contract document itself.

Article 15: Entry into Force, Change, and Termination of the Contract

(I) This contract shall become effective from the date when the legal representative or authorized representative of both parties signs and affixes the official seal or contract seal. In case of inconsistency in the timing of the signatures, the later time shall prevail. This contract is made in duplicate, with one copy held by Party A and one copy held by Party B, both having equal legal validity.

(II) Once this contract is signed, neither party may unilaterally change this contract without the consent of both parties.

(III) Matters not covered by this contract shall be resolved through mutual consultation, and separate supplementary agreements shall be signed by both parties. Any amendments or supplementary agreements shall be in written form and have the same legal effect as this contract.

Party A (Seal): Guangdong Yangshuo O&M Energy Technology Co., Ltd. [sealed]	Party B (Seal): 3e Network Technology Company Limited [sealed]

2023/2/2	2023/2/2

Annex I: Product Requirements List

System	Module	Function	Remarks
Intelligent Power Operation and Maintenance Platform PC Version	Project Sets	Power Project Management	Includes the creation of new projects, modification, and maintenance of existing projects
		Project Personnel Configuration	Maintenance of personnel lists under the project
		Project Parameter Configuration	Configuration of project operation and maintenance parameters, excluding basic information
	Overall Monitoring	Overall Monitoring Screen	Analysis of overall monitoring screens for all or parts of the projects under Yangshuo O&M
		Overall Alarm Events	Summarized analysis of alarm events for all or some of the projects under Yangshuo O&M
		Overall Power Generation Summary	Analysis of power generation data for all or some projects under Yangshuo O&M
	Single Project Operation Monitoring	Power Plant Information	Initial pictures, construction drawings, completion drawings, record certificates, access approvals, maintenance logs, etc
		Operation Dashboard	Single project basic information, power generation, status, plan completion, etc
		Power Generation Overview	Recorded power generation values within specified time periods (graphical representation)
		Status Monitoring	Total number of equipment, normal equipment count, faulty equipment count, alarmed equipment count, interrupted equipment count
		Fault Alarms	Alarm device name, device type, start and end time, event type, and description
		Data Reports	Customized data reports
		Security Sentinel	Video surveillance
		Temperature Sentinel	Integration with meteorological instruments
	Work Orders	Work Order Management	Generation, delegation, processing, and management of work orders
		Work Scheduling	Advanced scheduling of work plans based on calendars, supporting periodic automatic generation
		Work Order Logs	Recording processing information for all stages of work orders (accounts, events, content)
	Equipment & API Integration	Data Collectors	Summary of photovoltaic terminal data collection (integration with manufacturer’s equipment)
		Intelligent Electricity Meters	Installation of smart electricity meters for remote electricity consumption recording
	PV Expert	Quick Equipment Lookup	Equipment inventory list
		Fault Analysis	Fault losses, fault records, fault events
		Loss Analysis	Analysis of power loss (percentage)
		Shade Analysis	Analysis of shade-related power loss (period, duration, deviation
		Dust Accumulation Analysis	Analysis of dust accumulation, cleanliness comparison, and cleanliness index
		Data Cube	Customized XY-axis data charts
	Message Notifications	Station Management Notifications	Notification reminders through the system management backend
		Station Operation Notifications	Notification reminders through the system management backend
		Production and Operations Notifications	Notification reminders through the system management backend
		System Notifications	Notification reminders through the system management backend
	Accounts	Organizational Structure	Composition of personnel accounts in the Yangshuo O&M enterprise’s organizational structure
		Roles and Permissions	Account roles and operational permissions
		Account Logs	Recording of account-related logs

System	Module	Function	Remarks
Yangshuo Intelligent Power Station Operation and Maintenance Service and Energy Management Platform Mini-program	Project Sets	Project Personnel Configuration	Maintenance of personnel lists under the project
	Overall Monitoring	Overall Alarm Events	Summarized analysis of alarm events for all or some of the projects under Yangshuo O&M
		Overall Power Generation Summary	Analysis of power generation data for all or some projects under Yangshuo O&M
	Single Project Operation Monitoring	Power Plant Information	Initial pictures, construction drawings, completion drawings, record certificates, access approvals, maintenance logs, etc
		Operation Dashboard	Single project basic information, power generation, status, plan completion, etc
		Power Generation Overview	Recorded power generation values within specified time periods (graphical representation)
		Status Monitoring	Total number of equipment, normal equipment count, faulty equipment count, alarmed equipment count, interrupted equipment count
		Fault Alarms	Alarm device name, device type, start and end time, event type, and description
		Data Reports	Customized data reports
	Work Order	Work Order Management	Generation, delegation, processing, and management of work orders
		Work Scheduling	Advanced scheduling of work plans based on calendars, supporting periodic automatic generation
	PV Expert	Quick Equipment Lookup	Equipment inventory list
		Fault Analysis	Fault losses, fault records, fault events
		Loss Analysis	Analysis of power loss (percentage)
		Shade Analysis	Analysis of shade-related power loss (period, duration, deviation
		Dust Accumulation Analysis	Analysis of dust accumulation, cleanliness comparison, and cleanliness index
		Data Cube	Customized XY-axis data charts
	Message Notifications	Station Management Notifications	Notifications delivered in the form of WeChat messages
		Station Operation Notifications	Notifications delivered in the form of WeChat messages
		Production and Operations Notifications	Notifications delivered in the form of WeChat messages
		System Notifications	Notifications delivered in the form of WeChat messages
	Accounts	Organizational Structure	Composition of personnel accounts in the Yangshuo O&M enterprise’s organizational structure